                                                Registration No. 33-
  As filed with the Securities and Exchange Commission on September 18, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                         -------------
                        THE TORO COMPANY
     (Exact name of registrant as specified on its charter)

                      DELAWARE                             41-0580470
             (State or other jurisdiction              (I.R.S. Employer
           of incorporation or organization)          Identification No.)
                         -------------
                    8111 Lyndale Avenue South
                  Bloomington, Minnesota 55420
                         (612) 888-8801

      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
                         -------------
              J. Lawrence McIntyre, Vice President,
                  Secretary and General Counsel
                        The Toro Company
                    8111 Lyndale Avenue South
                  Bloomington, Minnesota 55420
                         (612) 888-8801

    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                         -------------
                           COPIES TO:
                      Helen P. Starr, Esq.
                         Attorney at Law
                     6010 33rd Street, N.W.
                   Washington, D.C. 20015-1606
                         (202) 237-7750
                         -------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _X_

                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                                   PROPOSED       MAXIMUM
                                 AMOUNT            MAXIMUM        AGGREGATE
TITLE OF EACH CLASS OF            TO BE         OFFERING PRICE    OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      PER UNIT (A)      PRICE (A)      REGISTRATION FEE
  Common Stock (b)               100,000           $31.5625        $3,156,250       $1,089(c)
                                  shares
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(a) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) on the basis of the average of the high and low prices on the New York Stock Exchange on September 12, 1995 as reported in THE WALL STREET JOURNAL.
(b) Each share of Common Stock has attached thereto one Preferred Share Purchase Right. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(c)  Restricted fee to be applied to account number 737758.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      CROSS REFERENCE SHEET



ITEM OF
FORM S-3       LOCATION IN PROSPECTUS

Item 1         Front cover

Item 2         Available Information; Incorporation of Certain
               Documents by Reference.

Item 3         Not applicable.

Item 4 The Summit Club II Stock Incentive Program--Rules and Administration--Cost of Shares and Incentives;
               Offering by the Company.

Item 5 The Summit Club II Stock Incentive Program--Award of Common Stock.

Item 6         Not applicable.

Item 7         Not applicable.

Item 8         The Summit Club II Stock Incentive Program; The
               Summit Club II Stock Incentive Program--Rules and
               Administration--Cost of Shares and Incentives;
               Offering by the Company.

Item 9         Not applicable.

Item 10        Not applicable.

Item 11        Not applicable.

Item 12        Incorporation of Certain Documents by Reference.

Item 13        Not applicable.

                         100,000 Shares

                        THE TORO COMPANY
                          COMMON STOCK

                       OFFERED PURSUANT TO

                       THE SUMMIT CLUB II
                     STOCK INCENTIVE PROGRAM

                           -----------

  Outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), of The Toro Company (the "Company") are listed on the New York Stock Exchange. The last reported sale price of the Common Stock on the New York Stock Exchange on September 12, 1995 was $31 5/8 per share.

                           -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
      SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------

  Shares of the Common Stock will be awarded to Toro and Lawn-Boy dealers who are eligible and elect to participate ("Participating Dealers") in The Summit Club II Stock Incentive Program (the "Program"), based on purchases of selected consumer and commercial lawn equipment during the period August 1, 1995 through July 31, 1996 (the "First Program Year") and August 1, 1996 through July 31, 1997 (the "Second Program Year") (together, the "Program Years"), in accordance with the rules of the Program. No payment is to be made to the Company by Participating Dealers for the shares of Common Stock offered hereby. See "The Summit Club II Stock Incentive Program".


       The date of this Prospectus is September   , 1995.

                      AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, New York 10278 and Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement filed on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           -----------

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission (File
No.1-8649) pursuant to the Exchange Act are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended October 28, 1994, February 3, 1995 and April 28,
1995;

      3. The descriptions of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions; and

      4. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420, telephone (612) 888-8801,
Attention: N. Jeanne Ryan, Assistant Secretary.

   No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or since the date as of which information is set forth herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction.

                           -----------

                           THE COMPANY

   The Company is a leading manufacturer of consumer lawn mowers, snowthrowers, trimmers, commercial mowing and turf maintenance equipment and underground automatic irrigation systems. These products are sold under the Toro, Toro/Wheel Horse and Lawn-Boy brand names to the consumer market and professional market, which includes entities that manage or construct golf courses, parks and other large turf areas. The consumer product line includes walk-behind mowers; riding mowers and lawn and garden tractors; electrical home improvement products, such as low voltage lighting, electric trimmers and leaf blowers; and snow removal products. The professional product line includes commercial products for professional turf and golf course maintenance, such as precision cutting mowers and turf aeration equipment, and irrigation products such as sprinkler heads and control devices for underground irrigation systems. The Company sells most of its Toro and Lawn-Boy products through approximately 43 domestic distributors. Its consumer products are generally resold to approximately 6,000 independent retail dealers in the United
States.   Toro riding mowers and lawn and garden tractors are
sold primarily directly to approximately 2,500 retail service dealers throughout the United States, through distributors acting as sales agents. Toro electrical home improvement products are sold primarily to mass merchandisers.

   The Company was incorporated in Minnesota in 1935 as the successor to a business founded in 1914. It was reincorporated in Delaware in 1983. The Company's executive offices are located at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420, telephone number (612) 888-8801. Unless the context indicates otherwise, the term "Company" refers to The Toro Company and its subsidiaries. The Company finances a significant portion of its receivables through Toro Credit Company, its wholly owned consolidated finance subsidiary.

           THE SUMMIT CLUB II STOCK INCENTIVE PROGRAM

GENERAL

   The Program is the successor to The Summit Club Stock Incentive Program (the "Predecessor Program") which was established by the Company to encourage sales to Participating Dealers of selected Toro and Lawn-Boy branded consumer and commercial lawn equipment products by offering Participating Dealers shares of the Common Stock of the Company for increasing the volume of product purchases during a Program Year by specified amounts over the preceding year's volume.

   The Program will continue through July 31, 1997 unless terminated earlier at the discretion of the Company. In order to receive an award under the Program, a Participating Dealer must remain a dealer of the Company on the last day of a Program Year
(July 31) of its participation.

   The Program supplements other sales incentive programs the Company and its distributors offer to dealers from time to time. Participation in the Program will not preclude a Participating Dealer from receiving awards under other programs offered by the Company or its distributors.

PARTICIPATION

   The Program is open to any Toro or Lawn-Boy dealer who meets the following eligibility criteria ("Eligible Dealer"):

      (1) An Eligible Dealer must do business with a distributor of the Company which operates in one of the Company's designated
"core markets" (a "Participating Distributor"). For information on whether a distributor is a Participating
Distributor, a dealer may consult its distributor.

      (2) An Eligible Dealer must purchase for resale products in certain specified product lines either from a Participating
Distributor, or directly from the Company; and

      (3) An Eligible Dealer must have purchased a minimum of $150,000 of Toro spring, snow, Wheel Horse and/or Lawn-Boy whole goods products (riding product and mower decks) from the Company or a Participating Distributor during the 12-month period ending July 31, 1995 to qualify to participate during the First Program Year, or during the First Program Year to qualify to participate during the Second Program Year.

   A dealer who has not previously purchased the Company's products may be eligible to participate in the Program as a "New
Dealer".  See "New Dealers" below.

   An Eligible Dealer may become a Participating Dealer by completing and returning to its Participating Distributor a Dealer Enrollment Form and purchasing Eligible Products during either or both of the Program Years. See the sections on "Earning Award Points for Purchases" below.

BASIS FOR AWARD POINTS

   In order to earn Common Stock awards under the Program, a Participating Dealer must increase the volume of its unit purchases of "Eligible Products", which are the products specified in the tables below (except products in Category 6), in the applicable Program Year over a "Purchase Base" assigned by the Company, based on the volume of its previous purchases of those products, by minimum amounts set forth below. For a Dealer which participated in the Predecessor Program, the Purchase Base for the First Program Year will be the higher of the dealer's Purchase Base for year two of the Predecessor Program as assigned by the Company; or the dealer's year two purchases. Eligible dealers who did not participate in the Predecessor Program will be assigned a purchase base based on their previous 12 month purchases of eligible products. New Dealers will be assigned Purchase Bases in accordance with the table under "New Dealers". For products in Category 6 (which are selected electric and gas hand-held products set forth in Schedule A to this Prospectus), a Participating Dealer will earn Award Points only for purchases which exceed the minimum dollar purchase base set forth in the applicable Award Points Table shown below.

   After the Company receives a Participating Dealer's Dealer Enrollment Form at the commencement of the Program, the Company will notify the Dealer of the Dealer's Purchase Base for each Eligible Product category for the First Program Year. This notification will be made as soon as practicable after receipt of the Dealer Enrollment Form. For the Second Program Year, each Participating Dealer will be notified as soon as practicable after July 31 of the First Program Year of the Purchase Base for each Eligible Product category for the Second Program Year.

   A Participating Dealer's Purchase Base will be determined based on information provided by Participating Distributors and information on a Participating Dealer's purchases made directly from the Company.

   For the Second Program Year, a Dealer's Purchase Base will be equal to the higher of the Participating Dealer's actual purchases of Eligible Products in the First Program Year or the Dealer's Purchase Base for the First Program Year in all product categories except Category 6, for which a Participating Dealer may earn Award Points based on dollar purchases, as set forth in the applicable Award Point Table.

EARNING AWARD POINTS FOR PURCHASES

   The Company will credit Participating Dealers with Award
Points based on the number of units (or in the case of Category 6, dollars) of Eligible Products in excess of the Purchase Base purchased by the Dealer from the Company or from the Company's Participating Distributors during the applicable Program Year. Award Points are earned in accordance with the table shown below. Each Award Point is valued at $1.00.

    No Award Points are earned until a Participating Dealer purchases units in each of the first five eligible product categories shown in the Award Point Table below (Toro walk power mowers, Lawn-Boy walk power mowers, Toro rear engine riders/lawn tractors, Toro garden tractors and Toro yard and garden tractors) in amounts equal to or exceeding the Participating Dealer's Purchase Base for each such Eligible Product Category, and purchases Category 6 products (electric and gas hand held products) having a dollar value equal to or greater than the $2,000 Purchase Base set forth in each table.

   A Participating Dealer is required to meet Category 1 through 5 Eligible Product Purchase Base quantities only for those categories for which it has an approved sales and service agreement. Each Participating Dealer is eligible to earn Award Points with respect to Category 6, but must purchase products having a value of not less than the $2,000 minimum purchase level in order to be eligible to earn Award Points in any other category. The dollar value of Category 6 products is based on dealer net value.

   A Participating Dealer will earn more Award Points the greater the percentage increase of purchases over the Dealer's Purchase
Base.

   EXISTING AND NEW DEALERS. The following table shows the number of Award Points the Company will credit to a Participating
Dealer (except Executive Club Dealers) per unit or dollar of Eligible Products purchased, by category.

          AWARD POINTS TABLE - EXISTING AND NEW DEALERS

                                      AWARD POINTS FOR
     NUMBER OF UNITS/$                EACH UNIT/$ OF ELIGIBLE
     OF ELIGIBLE PRODUCTS             PRODUCTS PURCHASED
     PURCHASED AS A PERCENTAGE        IN EXCESS OF
     OF PURCHASE BASE                 PURCHASE BASE
     -------------------------        -------------------------
     Category 1 *                     TORO WALK POWER MOWERS (INCLUDING
     ------------                     HEAVY DUTY WPM'S)
                                      ---------------------------------
     Up to 109.9%                             0
     110% to 114.9%                          10
     115% to 119.9%                          15
     120% and over                           20

                               -6-

     Category 2 *                     LAWN-BOY WALK POWER MOWERS
     ------------                     --------------------------
     Up to 109.9%                             0
     110% to 114.9%                          10
     115% to 119.9%                          15
     120% and over                           20

     Category 3 *                     TORO REAR ENGINE RIDERS/LAWN TRACTORS
     ------------                     -------------------------------------
     Up to 109.9%                             0
     110% to 114.9%                          35
     115% to 119.9%                          55
     120% and over                           75

     Category 4 *                     TORO GARDEN TRACTORS
     ------------                     --------------------
     Up to 109.9%                             0
     110% to 114.9%                          75
     115% to 119.9%                         100
     120% and over                          125

     Category 5 *                     TORO YARD AND GARDEN TRACTORS
     ------------                     -----------------------------
     Up to 109.9%                             0
     110% to 114.9%                          60
     115% to 119.9%                          75
     120% and over                          100

     Category 6*                      TORO ELECTRIC AND GAS
     -----------                      HAND HELD PRODUCTS
                                      ---------------------
     Up to $2,000                             0
     $2,000 to $4,999                        75
     $5,000 to $9,999                       100
     $10,000 and over                       150

     Category 7                       PROLINE WALK BEHIND MOWERS
     -----------                      --------------------------
     Up to 109.9%                             0
     110% to 114.9%                          60
     115% to 119.9%                          75
     120% and over                          100

     Category 8                       GROUNDSMASTER 120, 220 MOWERS
     -----------                      -----------------------------
     Up to 109.9%                             0
     110% to 114.9%                         100
     115% to 119.9%                         125
     120% and over                          175

                               -7-

     Category 9                       GROUNDSMASTER 200, 300 MOWERS
     -----------                      -----------------------------
     Up to 109.9%                             0
     110% to 114.9%                         150
     115% to 119.9%                         175
     120% and over                          225

     * A Participating Dealer must purchase at least 100% of its Purchase Base in each Eligible Product category designated by an asterisk, for which the Dealer has an authorized sales and service agreement, in order to be eligible to earn any Award Points under the Program, except that all Participating Dealers are authorized to earn Award Points in Category 6. Other requirements must also be met.

     EXECUTIVE CLUB DEALERS. A Participating Dealer which purchased not less than $450,000 of Toro, Toro/Wheel Horse or Lawn-Boy product in the period from August 1, 1994 through July 31, 1995 will be an Executive Club Participating Dealer and will earn Award Points based on the following table, rather than the previous table, once purchases of Eligible Products equal to the applicable Purchase Base for each of Eligible Product Categories 1 through 6 have been made.

           AWARD POINTS TABLE - EXECUTIVE CLUB DEALERS

                                      AWARD POINTS FOR
     NUMBER OF UNITS/$                EACH UNIT/$ OF ELIGIBLE
     OF ELIGIBLE PRODUCTS             PRODUCTS PURCHASED
     PURCHASED AS A PERCENTAGE        IN EXCESS OF
     OF PURCHASE BASE                 PURCHASE BASE

     Category 1 *                     TORO WALK POWER MOWERS
     ------------                     (INCLUDING HEAVY DUTY
                                      WPM'S)
                                      -----------------------
     Up to 109.9%                          0
     110% to 114.9%                       18
     115% and over                        25

     Category 2 *                     LAWN-BOY WALK POWER MOWERS
     ------------                     --------------------------
     Up to 109.9%                          0
     110% to 114.9%                       18
     115% and over                        25

     Category 3 *                     TORO REAR ENGINE RIDERS/LAWN TRACTORS
     ------------                     -------------------------------------
     Up to 109.9%                          0
     110% to 114.9%                       50
     115% and over                        80

                               -8-

     Category 4 *                     TORO GARDEN TRACTORS
     ------------                     --------------------
     Up to 109.9%                          0
     110% to 114.9%                      125
     115% and over                       160

     Category 5 *                     TORO YARD AND GARDEN TRACTORS
     ------------                     -----------------------------
     Up to 109.9%                          0
     110% to 114.9%                       80
     115% and over                       130

     Category 6*                      TORO ELECTRIC AND GAS
     -----------                      HAND HELD PRODUCTS
                                      ---------------------
     Up to $2,000                          0
     $2,000 to $4,999                     75
     $5,000 to $9,999                    100
     $10,000 and over                    150

     Category 7                       PROLINE WALK BEHIND MOWERS
     ------------                     --------------------------
     Up to 109.9%                          0
     110% to 114.9%                       80
     115% and over                       130

     Category 8                       GROUNDSMASTER 120, 220 MOWERS
     ----------                       -----------------------------
     Up to 109.9%                          0
     110% to 114.9%                      150
     115% and over                       200

     Category 9                       GROUNDSMASTER 200, 300 MOWERS
     ----------                       -----------------------------
     Up to 109.9%                          0
     110% to 114.9%                      175
     115% and over                       250

     * An Executive Club Participating Dealer must purchase at least 100% of its Purchase Base in each Eligible Product category designated by an asterisk, for which the Dealer has an authorized sales and service agreement, in order to be eligible to earn any Award Points under the Program, except that all Participating Dealers are authorized to earn Award Points in Category
     6.  Other requirements must also be met.


NEW DEALERS

   A dealer which has not purchased products in any one or all of the categories of Eligible Products since August 1, 1993 will be deemed to be a New Dealer with respect to any Eligible Product category in which purchases were not so made. New Dealers will be assigned Purchase Bases in accordance with the following table.

                 NEW DEALER PURCHASE BASE TABLE

                                                         ELIGIBLE
                                                         PURCHASE BASE,
 ELIGIBLE PRODUCT CATEGORY                               BY CATEGORY
-----------------------------------------------------------------------
Category 1 - Toro Walk Power Mower                       55 Units
Category 2 - Lawn-Boy Walk Power Mowers                  55 Units
Category 3 - Toro Rear Engine Riders/Lawn Tractors       15 Units
Category 4 - Toro Garden Tractors                        10 Units
Category 5 - Toro Yard and Garden Tractors               12 Units
Category 6 - Toro Electric and Gas Hand Held Products    $2,000
Category 7 - ProLine Walk Behind Mowers                  8 Units
Category 8 - Groundsmaster 120, 220 Riding Mowers        3 Units
Category 9 - Groundsmaster 200, 300 Riding Mowers        1 Unit


  Award Points may be earned by New Dealers or those deemed to be New Dealers in accordance with the Award Points Table - Existing and New Dealers, above. A New Dealer or a dealer adding a new product line is required to meet the Purchase Base for each of the Eligible Product Categories 1 through 6 for which the New Dealer has an authorized sales and service agreement. A New Dealer must purchase a minimum of $150,000 of Toro spring, snow and/or Lawn-Boy whole goods products from the Company or a Participating Distributor during each Program Year to earn Award Points. A New Dealer must otherwise comply with Program requirements, and will be treated as a Participating Dealer for Program purposes.

AWARD OF COMMON STOCK

  A Participating Dealer will accrue Award Points throughout each Program Year. Award Points earned in connection with the Predecessor Program (which was offered with respect to the years ended July 31, 1994 and July 31, 1995), and not exchanged for shares of Common Stock, may be carried over as accrued Award Points in this Program.

  At the conclusion of the First Program Year, a Participating Dealer who has met the threshold requirements described below, and has accumulated sufficient Award Points, may elect to exchange Award Points for shares of Common Stock of the Company. Award Points are valued at $1.00 each, and may be exchanged for shares of Common Stock based on the closing price per share of Common Stock on the New York Stock Exchange on the last day of the Program Year (July 31), if a trading day, or first trading day thereafter. Shares of Common Stock will be issued only if at least one full lot of 100 shares has been earned and only in even lots of 100 shares.

  If insufficient Award Points are accumulated in the First Program Year, when added together with any points carried over from the Predecessor Program, to earn at least 100 shares of Common Stock, points may be carried over to the Second Program Year to be exchanged for shares of Common Stock at the end of the Second Program Year, if the minimum of 100 shares is earned. At the conclusion of the Second Program Year, a Participating Dealer who has met the threshold requirements, and has accumulated sufficient Award Points, may exchange Award Points for shares of the Common Stock. If a Participating Dealer elects not to exchange Award Points for Common Stock, the Award Points will be forfeited. If insufficient Award Points are accumulated to earn 100 shares by the end of the Second Program Year, or if Award Points insufficient to earn more than one even lot are accumulated, the Company may, at its sole option, carry points over as a credit towards other incentives offered in a subsequent year by the Company.

  Following each Program Year, the Company will send a form to be completed by each Participating Dealer indicating the number of Award Points credited and inquiring whether the Dealer wishes to exchange Award Points for shares of Common Stock (subject to the 100 share minimum). The form will be sent to each Participating Dealer in early September of each of 1996 and 1997. A Participating Dealer's election must be made by September 15 of each year (or such other date as may be announced by the Company). THE ELECTION IS IRREVOCABLE ONCE MADE. With respect to the First Program Year (September 1996), if no written election is received by the Company from a Participating Dealer by the deadline, the Dealer will be deemed to have elected to "bank" the Award Points received by such Dealer. If no election is made by a Participating Dealer on or before the deadline for the Second Program Year, the Dealer will be deemed to have elected to receive shares of Common Stock of the Company in exchange for Award Points (subject to the 100 share minimum). If a Dealer elects not to receive shares of Common Stock after the Second Program Year, accrued Award Points will be forfeited.

  Award Points "banked" after the end of the First Program Year and then exchanged for shares of Common Stock after the end of the Second Program Year will be exchanged for shares of Common Stock valued at the closing price applicable to the Second Program Year, and not the First Program Year.

  The Company will deliver certificates representing shares of Common Stock to Participating Dealers as soon as practicable after the date by which Dealers must make the election to purchase shares but not before October 1. A Dealer may not pay cash in addition to the Dealer's Award Points in order to purchase additional shares of Common Stock. The shares will be issued to and registered in the name of the Participating Dealer.

  The Company will issue a maximum of 100,000 shares of Common
Stock to Participating Dealers as a group.

FEDERAL INCOME TAX INFORMATION

   The following is a brief summary of some potential tax consequences to Participating Dealers:

   RECOGNITION OF INCOME. A Participating Dealer will be treated as having received taxable income equal to the number of Award Points exchanged for shares of Common Stock. A Dealer will be treated as having received such income on the date the Dealer makes the irrevocable election to receive shares of Common Stock or on the September 15 after the Second Program Year, if no election is made with respect to the Second Program Year.

   SALE OF COMMON STOCK. If a Participating Dealer sells shares of Common Stock received under the Program, the Participating Dealer will recognize gain or loss equal to the difference between the selling price and the Participating Dealer's tax basis. The tax basis is the amount reported as income on the Participating Dealer's income tax return with respect to the shares received. The gain or loss generally will be treated as capital gain or loss.

   Gain or loss on the sale of shares held for more than twelve months will be long-term capital gain or loss. If the shares of Common Stock are held for less than twelve months, the gain or loss will be treated as short-term capital gain or loss. The maximum rate for taxation of capital gains is currently 28%. Recent tax legislation increased the highest rate of tax on ordinary income, so that capital gains may, depending on the Participating Dealer's tax bracket, be entitled to preferential treatment.

   PREFERRED SHARE PURCHASE RIGHTS. Each share of Common Stock carries with it a right to purchase Series B Junior Participating Preferred Stock under certain circumstances set forth in a Rights Agreement dated June 14, 1988. Distribution of the rights will not be taxable to the recipient; however, a stockholder may, depending on individual circumstances, recognize taxable income when the Preferred Share Purchase Rights become exercisable.

   THE FOREGOING IS ONLY A GENERAL DISCUSSION OF SOME POTENTIAL
TAX CONSEQUENCES.  PARTICIPATING DEALERS ARE ADVISED TO CONSULT
THEIR OWN TAX ADVISORS WITH RESPECT TO ISSUES DISCUSSED ABOVE AND
ANY OTHER ISSUES, INCLUDING STATE TAX ISSUES.

RULES AND ADMINISTRATION

   AMENDMENTS TO PROGRAM. The Program may be amended by the Company at any time and may be terminated by the Company prior to its anticipated conclusion on July 31, 1997, in the sole discretion of the Company. Amendments to the Program announced from time to time by the Company will become effective at such times as are determined by the Company.

   Amendments to the Program may be adopted which change the Program in any manner the Company determines, including amendments which change the number of Award Points awarded by the Company for Eligible Products or products which may be eligible.

   ASSIGNMENT OF COMMON STOCK AWARD. A Participating Dealer may not assign its rights to receive Common Stock awards under the Program to any person other than to a person purchasing or otherwise succeeding to the dealership.

   TRANSFER OF DEALERSHIP. If a Participating Dealer sells or otherwise transfers a dealership, the person succeeding to the dealership may continue to participate in the Program and purchases made by the transferring Dealer will be deemed to be made by the person succeeding to the dealership.

   TERMINATING DEALERS. A Participating Dealer must be a dealer of the Company on the last day of the applicable Program Year in order to receive shares of Common Stock under this Program.

   TAXES. Payment of any taxes imposed on the receipt of shares of Common Stock is the responsibility of the Participating Dealer and not of the Company.

   CURRENT ACCOUNTS. All accounts of a Participating Dealer with the distributor from which the Dealer makes purchases and with the Company must be current as of the last day of the applicable Program Year in order for the Participating Dealer to be entitled to receive any shares of Common Stock for that Program Year.

   MULTIPLE DEALERSHIPS. If a Participating Dealer sells Toro and Lawn-Boy products at more than one retail outlet, all retail outlets operated by the Dealer will be deemed to be one dealership.

   COST OF SHARES AND INCENTIVES; OFFERING BY THE COMPANY. The Company will issue shares of Common Stock held in its treasury for use under the Program. The Company will pay any fees associated with the issuance of the shares of Common Stock to Participating Dealers and will pay the administrative costs of the Program. The cost to the Company of shares of Common Stock offered under the Program will be absorbed by the Company. There will be no proceeds to the Company from issuance of the shares.

   Shares of Common Stock offered hereby are offered and are expected to be sold directly by the Company.

                          LEGAL MATTERS

   The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Helen P. Starr, Esquire, Washington, D.C.

                             EXPERTS

   The financial statements and schedules incorporated herein and in the registration statement by reference to the Annual Report on Form 10-K of the Company have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and have been so incorporated in reliance on the reports of KPMG Peat Marwick LLP and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on future financial statements and schedules of the Company and consents to the use of their reports thereon, such financial statements and schedules will also be incorporated by reference in the registration statement in reliance upon their reports and said authority.

                           SCHEDULE A



                CATEGORY 6 QUALIFYING TORO MODELS

MODEL        DESCRIPTION
NUMBER

51903        31cc Curved Shaft
51906        31cc Straight Shaft
51908        31cc Brushcutter
51911        28cc Curved Shaft
51916        28cc Straight Shaft
51918        28cc Brushcutter
51920        OHV 4-cycle Curved Shaft
51926        OHV 4-cycle Straight Shaft
51928        OHV 4-cycle Brushcutter
58450        31cc Gas Edger
58452        28cc Gas Edger
62901        Gas Blower/Vac
58355        Garden Cultivator
51559        10" Cordless Trimmer
51803        18" Hedge Trimmer
51807        22" Hedge Trimmer
51815        20" Dual Action Hedge Trimmer
51819        24" Dual Action Hedge Trimmer
51231        8" Cut Trimmer
51256        10" Cut Trimmer
51326        12" Cut Trimmer
51443        14" Cut String Trimmer
51556        7" Cut Cordless Trimmer
51580        Clean Sweep Blower
51539        Air Rake
51549        Rake & Vac Blower Vac
51582        Super Blower Vac

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an itemized statement of expenses of the Registrant in connection with the issuance of and distribution of the shares of Common Stock, all except the first of which are estimates:

      SEC Registration Fee . . . . . . . . . . . . $ 1,089
      Transfer Agent and Registrar Fees  . . . . .   7,000
      Accountant's Fees and Expenses . . . . . . .   3,000
      Counsel Fees and Expenses. . . . . . . . . .   9,000
      Blue Sky Fees and Expenses . . . . . . . . .   3,000
      Miscellaneous. . . . . . . . . . . . . . . .     911
                                                   -------
         Total . . . . . . . . . . . . . . . . . . $24,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

   Section 1 of Article XI of the Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

   Section 2 of Article XI of the Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

   The Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER     DESCRIPTION
4          Instruments defining the rights of security holders,
           including indentures:

4(a)       Specimen form of Common Stock certificate
           (incorporated by reference to Exhibit 4(c) to Registrant's
           Registration Statement on Form S-8, Registration No. 2-94417).

4(b)       Certificate of Incorporation of the Registrant
           (incorporated by reference to Exhibit 4.2 to Registrant's
           Registration Statement on Form S-3, Registration No. 33-16125).

4(c)       Certificate of Amendment to Certificate of Incorporation dated
           December 9, 1986 (incorporated by reference to Exhibit 3 to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649).

4(d)       Certificate of Amendment to Certificate of Incorporation dated
           December 8, 1987 (incorporated by reference to Exhibit 3 to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649).

4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649).

4(f) Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National
           Association, relating to rights to purchase Series B
           Junior Participating Voting Preferred Stock
           (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated
           June 17, 1988, Commission File No. 1-8649, as amended from time to time).

5 Opinion of Helen P. Starr, Attorney at Law, regarding legality.

23(a)      Consent of KPMG Peat Marwick LLP.

23(b)      Consent of Helen P. Starr, Attorney at Law (contained in
           Exhibit 5).

24         Powers of Attorney (contained in signature pages).


ITEM 17.  UNDERTAKINGS.

   (a)    Rule 415 offering.

   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement);

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement);

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registra-tion statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)    Filings incorporating subsequent Securities Exchange
Act of 1934 documents by reference.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The Toro Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota on the 15th day of August, 1995.

                               THE TORO COMPANY


                               By:  KENDRICK B. MELROSE
                                    ------------------------------
                                    Kendrick B. Melrose
                                    Chairman, Chief Executive
                                    Officer and Director


                        POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick
B. Melrose, Gerald T. Knight and J. Lawrence McIntyre, or any one of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                     TITLE                          DATE
KENDRICK B. MELROSE      Chairman, Chief Executive           August 15, 1995
-----------------------  Officer and Director
Kendrick B. Melrose      (Principal Executive Officer)

DAVID H. MORRIS          President, Chief Operating          August 15, 1995
-----------------------  Officer and Director
David H. Morris

GERALD T. KNIGHT         Vice President -- Finance           August 15, 1995
-----------------------  and Chief Financial Officer
Gerald T. Knight         (Principal Financial Officer)


RANDY B. JAMES           Vice President and                  August 15, 1995
-----------------------  Controller
Randy B. James

JANET K. COOPER          Vice President and                  August 15, 1995
----------------------   Controller
Janet K. Cooper

WILLIAM W. GEORGE        Director                            August 15, 1995
----------------------
William W. George


ALEX A. MEYER            Director                            August 15, 1995
----------------------
Alex A. Meyer

ROBERT H. NASSAU         Director                            August 15, 1995
----------------------
Robert H. Nassau

DALE R. OLSETH           Director                            August 15, 1995
----------------------
Dale R. Olseth

EDWIN H. WINGATE         Director                            August 15, 1995
----------------------
Edwin H. Wingate


                          EXHIBIT LIST


EXHIBIT
NUMBER     DESCRIPTION                                                     PAGE

4          Instruments defining the rights of security holders,
           including indentures . . . . . . . . . . . . . . . . . . . .

4(a)       Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration
           Statement on Form S-8, Registration No. 2-94417) . . . . . .

4(b)       Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration
           Statement on Form S-3, Registration No. 33-16125)  . . . . .

4(c)       Certificate of Amendment to Certificate of Incorporation
           dated December 9, 1986 (incorporated by reference to
           Exhibit 3 to Registrant's Quarterly Report on Form 10-Q
           for the quarter ended January 30, 1987, Commission File
           No. 1-8649)  . . . . . . . . . . . . . . . . . . . . . . . .

4(d)       Certificate of Amendment to Certificate of Incorporation
           dated December 8, 1987 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649)  . . . .

4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649) .

4(f)       Rights Agreement dated as of June 14, 1988, between the
           Registrant and Norwest Bank Minnesota National Association,
           relating to rights to purchase Series B Junior Participating
           Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated
           June 17, 1988, Commission File No. 1-8649, as amended from time to time)  . . . . . . . . . . . . . . . . . . . . . . .

5          Opinion of Helen P. Starr, Attorney at Law, regarding
           legality . . . . . . . . . . . . . . . . . . . . . . . . . .

23(a)      Consent of KPMG Peat Marwick LLP . . . . . . . . . . . . . .

23(b)      Consent of Helen P. Starr, Attorney at Law (contained
           in Exhibit 5). . . . . . . . . . . . . . . . . . . . . . . .

25         Powers of Attorney (included in signature pages)
